UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2012

The Ensign Group, Inc.
(Exact name of registrant as specified in its charter)
Delaware	001-33757	33-0861263
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
27101 Puerta Real, Suite 450, Mission Viejo, CA		92,691
(Address of principal executive offices)		(Zip Code)
(949) 487-9500
Registrant's telephone number, including area code
Not Applicable
(Former name or former address, if changed since last report)

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On March 5, 2012, the Ensign Group, Inc. (the “Company”) announced that its urgent care joint venture, Immediate Clinic LLC, has acquired Doctors Express, a national urgent care franchise system. The asset acquisition was paid for with cash and a minority ownership interest in the units of the Immediate Clinic subsidiary that purchased Doctors Express. These units include certain put rights that are guaranteed by the Company and are exercisable by the seller after 3 years or automatically upon the achievement of certain financial targets. To date, the Company has committed $4 million cash to its urgent care venture, a portion of which was used to fund the initial investment in Doctors Express. A copy of the press release relating to the acquisition of the assets described herein is attached as Exhibit 99.1.
The foregoing information in this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of such section. The foregoing information in this Current Report, including the related exhibit attached hereto, shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release of the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ENSIGN GROUP, INC.

/s/ SUZANNE D. SNAPPER
Chief Financial Officer

Dated: March 5, 2012

Exhibit Index
Exhibit No.	Description

99.1	Press Release of the Company